Exhibit 5.1

Hunton Andrews Kurth LLP

September 1, 2023

LuxUrban Hotels Inc.

2125 Biscayne Blvd

Suite 253

Miami, Florida 33137

Re:	LuxUrban Hotels Inc. Registration Statement on Form S-3.

Ladies and Gentlemen:

We have acted as counsel to LuxUrban Hotels Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 of the Company (the “Registration Statement”), relating to registration under the Securities Act of the offer and sale from time to time by the selling stockholder named therein (the “Selling Stockholder”) of up to 417,000 shares (“Warrant Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), issuable upon exercise of the Maxim Warrants (as defined in the Registration Statement) in accordance with the terms thereof.

We are furnishing this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the certificate of incorporation and bylaws of the Company, the Maxim Warrants and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company and the Selling Stockholder and (ii) statements and certifications of public officials and others. We have also assumed that (a) all Warrant Shares referred to herein have been or will be duly registered by the registrar for the Common Stock in the stock register maintained by such registrar, (b) all such Warrant Shares are or will be represented by certificates conforming to the specimen thereof filed as an exhibit to the Registration Statement and (c) all such certificates representing such Warrant Shares have been or will have been duly executed and delivered by one of the authorized officers of the Company’s duly appointed transfer agent and registrar for the Common Stock.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

LuxUrban Hotels Inc.

September 1, 2023

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that upon issuance of Warrant Shares pursuant to the valid exercise of Maxim Warrants in accordance with the terms thereof, at an exercise price per share not less than the par value per share of the Common Stock, such Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP